                                              OPPENHEIMER GLOBAL FUND

                                                     FORM N-14

                                                      PART C

                                                 OTHER INFORMATION

Item 15. Indemnification
------------------------

         Reference is made to the provisions of Article  Seventh of Registrant's  Amended and Restated  Declaration
of Trust  filed by  cross-reference  to  Exhibit  16 (1) to this  Registration  Statement,  incorporated  herein by reference.

         Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to trustees,  officers and  controlling  persons of  Registrant  pursuant to the  foregoing  provisions  or otherwise,
Registrant has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification is against  public policy as expressed in the Securities Act of 1933 and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against  such  liabilities  (other  than the payment by  Registrant  of expenses incurred  or paid by a trustee,  officer or  controlling  person of  Registrant  in the  successful  defense of any action,  suit or proceeding) is asserted by such trustee,  officer or controlling  person,  Registrant will, unless in the  opinion  of its  counsel  the  matter  has been  settled  by  controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16. Exhibits
-----------------

(1)  (i)      Amended and Restated  Declaration  of Trust dated as of 8/1/95:  Previously  filed with  Registrant's
              Post-Effective  Amendment  No.  65,  7/27/95 to its  Registration  Statement  on Form N-1A (Reg.  No.
              2-31661), and incorporated herein by reference.

     (ii)     Amendment No. 1 to Amended and Restated  Declaration  of Trust dated 8/15/02:  Previously  filed with
              Registrant's  Post-Effective  Amendment No. 77, 11/18/02 to its  Registration  Statement on Form N-1A
              (Reg. No. 2-31661), and incorporated herein by reference.

(2)      By-Laws  Amended as of 12/14/00:  Previously  filed with  Registrant's  Post-Effective  Amendment  No. 77,
              11/18/02 to its Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

(3)      N/A.

(4)           Agreement  and  Plan  of  Reorganization  dated  April  17,  2003:  See  Exhibit  A to Part A of this
              Registration Statement, incorporated herein by reference.

(5)  (i)      Specimen Class A Share Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
              76, 1/22/02 to its Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

     (ii)     Specimen Class B Share Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
              76, 1/22/02 to its Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

     (iii)    Specimen Class C Share Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
              76, 1/22/02 to its Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

(iv)     Specimen Class N Share Certificate:  Previously filed with Registrant's  Post-Effective  Amendment No. 76,
              1/22/02 to its  Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

(v)      Specimen Class Y Share Certificate:  Previously filed with Registrant's  Post-Effective  Amendment No. 76,
              1/22/02 to its  Registration  Statement on Form N-1A (Reg. No. 2-31661),  and incorporated  herein by reference.

(6)           Amended and  Restated  Investment  Advisory  Agreement  dated as of 01/19/01:  Previously  filed with
              Registrant's  Post-Effective  Amendment No. 75,  1/18/01 to its  Registration  Statement on Form N-1A
              (Reg. No. 2-31661), and incorporated herein by reference.

(7)  (i)      General  Distributor's  Agreement dated 12/10/92:  Previously filed with Registrant's  Post-Effective
              Amendment No. 59,  1/29/93 to its  Registration  Statement on Form N-1A (Reg. No.  2-31661),  refiled with  Registrant's  Post-Effective  Amendment No. 63, 12/1/94 to its  Registration  Statement on Form
              N-1A  (Reg.  No.  2-31661),  pursuant  to Item 102 of  Regulation  S-T,  and  incorporated  herein by reference.

     (ii)     Form  of  Dealer   Agreement  of   OppenheimerFunds   Distributor,   Inc.:   Previously   filed  with
              Post-Effective  Amendment No. 45 to the  Registration  Statement of Oppenheimer High Yield Fund (Reg.
              No. 2-62076), 10/26/01, and incorporated herein by reference.

     (iii)    Form  of  Broker   Agreement  of   OppenheimerFunds   Distributor,   Inc.:   Previously   filed  with
              Post-Effective  Amendment No. 45 to the  Registration  Statement of Oppenheimer High Yield Fund (Reg.
              No. 2-62076), 10/26/01, and incorporated herein by reference.

     (iv)     Form  of  Agency   Agreement  of   OppenheimerFunds   Distributor,   Inc.:   Previously   filed  with
              Post-Effective  Amendment No. 45 to the  Registration  Statement of Oppenheimer High Yield Fund (Reg.
              No. 2-62076), 10/26/01, and incorporated herein by reference.

(8)  (i)      Amended  and  Restated  Retirement  Plan for  Non-Interested  Trustees  or  Directors  dated  8/9/01:
              Previously filed with  Post-Effective  Amendment No. 34 to the Registration  Statement of Oppenheimer
              Gold & Special Minerals Fund (Reg. No. 2-82590), 10/25/01, and incorporated herein by reference.

     (ii)     Form of  Deferred  Compensation  Plan for  Disinterested  Trustees/Directors:  Previously  filed with
              Post-Effective  Amendment  No.  26 to the  Registration  Statement  of  Oppenheimer  Gold  &  Special
              Minerals Fund (Reg. No. 2-82590), 10/28/98, and incorporated by reference.

(9)  (i)      Amended  and  Restated  Custody   Agreement  dated  11/12/92:   Previously  filed  with  Registrant's
              Post-Effective  Amendment No. 59, 1/29/93,  refiled with  Registrant's  Post-Effective  Amendment No.
              63, 12/1/94, pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

     (ii)     Foreign Custody  Manager  Agreement  between  Registrant and The Bank of New York:  Previously  filed with  Pre-Effective  Amendment No. 2 to the  Registration  Statement of  Oppenheimer  World Bond Fund
              (Reg. No. 333-48973), 4/23/98, and incorporated herein by reference.

(10)(i)       Service  Plan  and  Agreement  for  Class  A  Shares  dated  as of  6/10/93:  Previously  filed  with
              Registrant's  Post-Effective  Amendment No. 60, 11/24/93 to its  Registration  Statement on Form N-1A
              (Reg. No. 2-31661), and incorporated herein by reference.

     (i)(a)   Amended and Restated  Service Plan and Agreement  for Class A shares dated  6/14/02  pursuant to Rule
              12b-1:  Previously  filed  with  Registrant's  Post-Effective  Amendment  No.  77,  11/18/02  to  its
              Registration Statement on Form N-1A (Reg. No. 2-31661), and incorporated herein by reference.

     (ii)     Distribution  and Service Plan and Agreement for Class B Shares dated as of 2/20/97  pursuant to Rule
              12b-1:  Previously  filed  with  Registrant's   Post-Effective  Amendment  No.  70,  9/15/98  to  its
              Registration Statement on Form N-1A (Reg. No. 2-31661), and incorporated herein by reference.

     (iii)    Distribution  and Service Plan and Agreement for Class C Shares dated as of 2/20/97  pursuant to Rule
              12b-1:  Previously  filed  with  Registrant's   Post-Effective  Amendment  No.  70,  9/15/98  to  its
              Registration Statement on Form N-1A (Reg. No. 2-31661), and incorporated herein by reference.

     (iv)     Distribution  and Service Plan  Agreement for Class N Shares dated as of 11/19/01:  Previously  filed with  Registrant's  Post-Effective  Amendment No. 76, 1/22/02 to its  Registration  Statement on Form
              N-1A (Reg. No. 2-31661), and incorporated herein by reference.

(11)(i)       Form of Opinion and Consent of Counsel to Oppenheimer Europe Fund: Filed herewith.

     (ii)     Form of Opinion and Consent of Counsel to Oppenheimer Global Fund: Filed herewith.

(12)          Form of Tax Opinion Relating to the Reorganization: Filed herewith.

(13)          N/A.

(14)          Consent of Independent Auditors: Filed herewith.

(15)          N/A.

(16)(i)       Powers of Attorney for all  Trustees/Directors  and Principal  Officers except for Joel W. Motley and
              John  V.  Murphy  (including  Certified  Board  Resolutions):  Previously  filed  with  Pre-Effective
              Amendment  No. 1 to the  Registration  Statement  of  Oppenheimer  Emerging  Growth  Fund  (Reg.  No.
              333-44176), 10/5/00, and incorporated herein by reference.

     (ii)     Power of Attorney for John Murphy  (including  Certified  Board  Resolution):  Previously  filed with
              Post-Effective  Amendment No. 41 to the Registration  Statement of Oppenheimer U.S.  Government Trust
              (Reg. No. 2-76645), 10/22/01, and incorporated herein by reference.

     (iii)    Power of Attorney for Joel W. Motley (including  Certified Board  Resolution):  Previously filed with
              Post-Effective  Amendment No. 8 to the  Registration  Statement of  Oppenheimer  International  Small
              Company Fund (Reg. 333-31537), 10/22/02, and incorporated herein by reference.

Item 17. Undertakings
---------------------

(1)      N/A.

(2)      N/A.

                                                    SIGNATURES

         Pursuant to the  requirements  of the Securities  Act of 1933 and/or the  Investment  Company Act of 1940,
the  Registrant  has duly  caused  this  Registration  Statement  to be  signed on its  behalf by the  undersigned, thereunto duly authorized, in the City of New York and State of New York on the 30th day of May, 2003.

                                            OPPENHEIMER GLOBAL FUND

                                            By:  /s/ John V. Murphy*
                                            ----------------------------------------------
                                            John V. Murphy, President,
                                            Principal Executive Officer & Trustee

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated:

Signatures                                  Title                                   Date
----------                                  -----                                   ----

/s/ Clayton K. Yeutter*                     Chairman of the
----------------------------                Board of Trustees                       May 30, 2003
Clayton K. Yeutter

/s/ Donald W. Spiro*                        Vice Chairman of the                    May 30, 2003
-------------------------                   Board and Trustee
Donald W. Spiro

/s/ John V. Murphy*                         President, Principal
--------------------------                  Executive Officer                       May 30, 2003
John V. Murphy                              & Trustee

/s/ Brian W. Wixted*                        Treasurer, Principal                    May 30, 2003
-------------------------                   Financial and
Brian W. Wixted                             Accounting Officer

/s/ Robert G. Galli*                        Trustee                                 May 30, 2003
-----------------------
Robert G. Galli

/s/ Phillip A. Griffiths*                   Trustee                                 May 30, 2003
---------------------------
Phillip A. Griffiths

/s/ Joel W. Motley*                         Trustee                                 May 30, 2003
------------------------
Joel W. Motley

/s/ Elizabeth B. Moynihan*                  Trustee                                 May 30, 2003
--------------------------------
Elizabeth B. Moynihan

/s/ Kenneth A. Randall*                     Trustee                                 May 30, 2003
----------------------------
Kenneth A. Randall

/s/ Edward V. Regan*                        Trustee                                 May 30, 2003
-------------------------
Edward V. Regan

/s/ Russell S. Reynolds, Jr.*               Trustee                                 May 30, 2003
---------------------------------
Russell S. Reynolds, Jr.

*By: /s/ Robert G. Zack
-----------------------------------------
Robert G. Zack, Attorney-in-Fact

                                              OPPENHEIMER GLOBAL FUND

                                                   EXHIBIT INDEX
                                                   -------------

Exhibit No.                Description
-----------                -----------

16   (11)(i)               Form of Opinion and Consent of Counsel to Oppenheimer Europe Fund

16   (11)(ii)              Form of Opinion and Consent of Counsel to Oppenheimer Global Fund

16   (12)         Form of Tax Opinion Relating to the Reorganization

16   (14)         Consent of Independent Auditors

                                                                                                      EXHIBIT 11(i)
                                                                             Form of Opinion and Consent of Counsel

                                             MAYER, BROWN, ROWE & MAW

                                                   1675 BROADWAY

                                           NEW YORK, NEW YORK 10019-5820

                                                 October 17, 2003

Oppenheimer Europe Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

         We have acted as counsel for Oppenheimer  Global Fund, a Massachusetts  business trust ("Global Fund"), in connection with the  transactions  contemplated by that certain  Agreement and Plan of  Reorganization  dated as of
April 17, 2003 (the  "Agreement")  by and between  Global  Fund,  and  Oppenheimer  Europe  Fund,  a  Massachusetts
business trust ("Europe Fund").

         We are rendering this opinion pursuant to Section 11C of the Agreement.  Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

         In  rendering  our  opinion,  we have made  such  legal  examinations  and  inquiries  and  examined  such documents,  as we have deemed  necessary  or  appropriate  for the  purposes of  rendering  this  opinion.  In such examination,  we have assumed the authenticity of all documents  submitted to us as originals and the conformity to original  documents  of  all  copies  submitted  to us as  certified,  conformed  or  photostatic  copies  and  the authenticity of the originals of such latter  documents.  In connections  with the opinions  expressed  herein,  we have relied as to factual matters on  representations  made by Global Fund in the Agreement and in other documents, instruments and  certificates  delivered to us in connection with the  transactions  contemplated by the Agreement.
We have also relied upon  certificates of public  officials and officers of Global Fund and upon other  information we have  obtained  in the  course  of our  representation  of  Global  Fund in  connection  with  the  transactions contemplated  by the  Agreement.  Anything to the  contrary  contained  herein  notwithstanding,  to the extent any opinion set forth  herein  relates to the  business or assets of Global  Fund,  our opinion is based  solely on the business, assets, agreements,  contracts,  judgments,  orders and decrees actually known to those lawyers currently members  of or  employed  by our firm or  identified  by  officers  of Global  Fund in the  Agreement  and in other documents,  instruments and certificates  delivered to us in connection with the  transactions  contemplated by the
Agreement, without any independent examination or inquiry on our part.

         Based on the foregoing we are of the opinion that:

1.       Global Fund is an  unincorporated  voluntary  association  duly  organized,  validly  existing and in good standing under the laws of the Commonwealth of  Massachusetts  with full power to carry on its business as described in its charter and now being conducted and to enter into and perform the Agreement.

2.       All action necessary to make the Agreement,  according to its terms,  valid,  binding and enforceable upon
         Global Fund in accordance with its terms, and to authorize  effectively the  transactions  contemplated by the Agreement have been taken by Global Fund.

3.       The Agreement has been duly  authorized,  executed and  delivered by Global Fund,  and,  assuming that the
         Registration  Statement  complies  with the  Securities  Act of 1933,  as amended  (the "1933  Act"),  the
         Securities  Exchange Act of 1934, as amended (the "1934 Act") and the  Investment  Company Act of 1940, as
         amended (the "1940 Act") and the  regulations  thereunder  and assuming due  authorization,  execution and delivery of the  Agreement by Europe Fund, is a valid and binding  obligation of Global Fund,  enforceable against Global Fund, in accordance  with its terms,  subject as to enforcement to bankruptcy,  insolvency, reorganization,  moratorium,  fraudulent  conveyance  and other laws  relating to or  affecting  creditors rights and to general equity  principles  (regardless  of whether  considered in a proceeding in law or in equity),  equitable  defenses and the  discretion  of the court before which any  proceeding  for specific performance, injunction or other forms of equitable relief may be brought.

4.       The  execution  and  delivery  of the  Agreement  did  not,  and  the  consummation  of  the  transactions contemplated thereby will not, violate Global Fund's Declaration of Trust or By-laws.

5.       To our knowledge, no consent,  approval,  authorization or order of any court or governmental authority of the  United  States or any state is  required  for the  consummation  by Global  Fund of the  transactions contemplated  in the  Agreement,  except such as have been  obtained  under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

6.       The shares of Global Fund to be issued in  accordance  with the Agreement  are duly  authorized  and, when issued,  sold and delivered to Europe Fund, in accordance with the terms of the Agreement  against payment therefore, will be duly and validly issued, fully paid and non-assessable.

         We are  members  of the bar of the  State  of New  York  and  express  no  opinion  as to the  laws of any jurisdiction  other than the  federal  laws of the United  States of America and the laws of the State of New York.
In particular,  we do not hold ourselves out as qualified to practice with respect to the laws of the  Commonwealth of  Massachusetts  and, to the extent that the opinions  expressed herein relate to the laws of the Commonwealth of
Massachusetts,  we have relied  exclusively,  with your consent,  upon the opinion of Kushner & Sanders LLP,  dated
October 17, 2003 and our opinions set forth herein are subject to all  limitations,  exceptions and  qualifications contained  in such  opinion  as if set  forth  herein in full.  Further,  we  express  no  opinion  as to the state securities or blue sky laws of any jurisdiction.

         This  opinion is solely  for the  benefit of Europe  Fund and may not be  provided  to or relied on by any other person  without our prior written  consent.  Our opinion is based on and limited to the current status of the law, and is subject in all respects to, and may be limited by, future rules,  regulations and legislation,  as well as  developing  case law. We do not  undertake to notify any person of changes in facts or law  occurring or coming to our attention after the delivery of this opinion.

                                                              Very truly yours

                                                                                                     EXHIBIT 11(ii)
                                                                             Form of Opinion and Consent of Counsel

                                             MAYER, BROWN, ROWE & MAW

                                                   1675 BROADWAY

                                           NEW YORK, NEW YORK 10019-5820

                                                 October 17, 2003

Oppenheimer Global Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

         We have acted as counsel for Oppenheimer  Europe Fund, a Massachusetts  business trust ("Europe Fund"), in connection with the  transactions  contemplated by that certain  Agreement and Plan of  Reorganization  dated as of
April 17, 2003 (the  "Agreement")  by and between  Europe  Fund,  and  Oppenheimer  Global  Fund,  a  Massachusetts
business trust ("Global Fund").

         We are rendering this opinion pursuant to Section 10B of the Agreement.  Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

         In  rendering  our  opinion,  we have made  such  legal  examinations  and  inquiries  and  examined  such documents,  as we have deemed  necessary  or  appropriate  for the  purposes of  rendering  this  opinion.  In such examination,  we have assumed the authenticity of all documents  submitted to us as originals and the conformity to original  documents  of  all  copies  submitted  to us as  certified,  conformed  or  photostatic  copies  and  the authenticity of the originals of such latter  documents.  In connections  with the opinions  expressed  herein,  we have relied as to factual matters on  representations  made by Europe Fund in the Agreement and in other documents, instruments and  certificates  delivered to us in connection with the  transactions  contemplated by the Agreement.
We have also relied upon  certificates of public  officials and officers of Europe Fund and upon other  information we have  obtained  in the  course  of our  representation  of  Europe  Fund in  connection  with  the  transactions contemplated  by the  Agreement.  Anything to the  contrary  contained  herein  notwithstanding,  to the extent any opinion set forth  herein  relates to the  business or assets of Europe  Fund,  our opinion is based  solely on the business, assets, agreements,  contracts,  judgments,  orders and decrees actually known to those lawyers currently members  of or  employed  by our firm or  identified  by  officers  of Europe  Fund in the  Agreement  and in other documents,  instruments and certificates  delivered to us in connection with the  transactions  contemplated by the
Agreement, without any independent examination or inquiry on our part.

         Based on the foregoing we are of the opinion that:

1.       Europe Fund is an  unincorporated  voluntary  association  duly  organized,  validly  existing and in good standing under the laws of the Commonwealth of  Massachusetts  with full power to carry on its business as described in its charter and now being conducted and to enter into and perform the Agreement.

2.       All action necessary to make the Agreement,  according to its terms,  valid,  binding and enforceable upon
         Europe Fund in accordance with its terms, and to authorize  effectively the  transactions  contemplated by the Agreement have been taken by Europe Fund.

3.       The Agreement has been duly  authorized,  executed and  delivered by Europe Fund,  and,  assuming that the
         Registration  Statement  complies  with the  Securities  Act of 1933,  as amended  (the "1933  Act"),  the
         Securities  Exchange Act of 1934, as amended (the "1934 Act") and the  Investment  Company Act of 1940, as
         amended (the "1940 Act") and the  regulations  thereunder  and assuming due  authorization,  execution and delivery of the  Agreement by Global Fund, is a valid and binding  obligation of Europe Fund,  enforceable against Europe Fund, in accordance  with its terms,  subject as to enforcement to bankruptcy,  insolvency, reorganization,  moratorium,  fraudulent  conveyance  and other laws  relating to or  affecting  creditors rights and to general equity  principles  (regardless  of whether  considered in a proceeding in law or in equity),  equitable  defenses and the  discretion  of the court before which any  proceeding  for specific performance, injunction or other forms of equitable relief may be brought.

4.       The  execution  and  delivery  of the  Agreement  did  not,  and  the  consummation  of  the  transactions contemplated thereby will not, violate Europe Fund's Declaration of Trust or By-laws.

5.       To our knowledge, no consent,  approval,  authorization or order of any court or governmental authority of the  United  States or any state is  required  for the  consummation  by Europe  Fund of the  transactions contemplated  in the  Agreement,  except such as have been  obtained  under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

         We are  members  of the bar of the  State  of New  York  and  express  no  opinion  as to the  laws of any jurisdiction  other than the  federal  laws of the United  States of America and the laws of the State of New York.
In particular,  we do not hold ourselves out as qualified to practice with respect to the laws of the  Commonwealth of  Massachusetts  and, to the extent that the opinions  expressed herein relate to the laws of the Commonwealth of
Massachusetts,  we have relied  exclusively,  with your consent,  upon the opinion of Kushner & Sanders LLP,  dated
October 17, 2003 and our opinions set forth herein are subject to all  limitations,  exceptions and  qualifications contained  in such  opinion  as if set  forth  herein in full.  Further,  we  express  no  opinion  as to the state securities or blue sky laws of any jurisdiction.

         This  opinion is solely  for the  benefit of Europe  Fund and may not be  provided  to or relied on by any other person  without our prior written  consent.  Our opinion is based on and limited to the current status of the law, and is subject in all respects to, and may be limited by, future rules,  regulations and legislation,  as well as  developing  case law. We do not  undertake to notify any person of changes in facts or law  occurring or coming to our attention after the delivery of this opinion.

                                                              Very truly yours

                                                                                                         EXHIBIT 12
                                                                 Form of Tax Opinion Relating to the Reorganization

[Name and address of Tax Expert]

October 17, 2003

Oppenheimer Europe Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Oppenheimer Global Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112-3924

Ladies & Gentlemen:

REORGANIZATION OF OPPENHEIMER EUROPE FUND INTO
OPPENHEIMER GLOBAL FUND -
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
-----------------------------------------------

         You have  requested the opinion of _________  (the "Tax  Experts") as to certain U.S.  federal  income tax consequences  in  connection  with the  Agreement  and Plan of  Reorganization,  dated April 17, 2003 (the "Plan"), between  Oppenheimer  Europe Fund (the "Target Fund"),  and Oppenheimer Global Fund (the "Acquiring Fund") pursuant to which:  (i) Target Fund will  transfer all of its assets to Acquiring  Fund solely in exchange for voting shares of Acquiring  Fund;  (ii) Acquiring Fund will assume the identified  liabilities of Target Fund as listed on Target
Fund's  Statement  of Net Assets as of October 17, 2003  (i.e.,  the  "Closing  Date" of this  transaction);  (iii)
Target Fund will  distribute to its  shareholders  all of the voting shares  received from Acquiring Fund; and (iv)
Target Fund will be liquidated  (the  aforementioned  items (i), (ii),  (iii),  and (iv)  hereinafter  collectively referred to as the  ("Transaction").  Except as  otherwise  provided,  all terms not defined  herein shall have the meanings  ascribed  to them (or  defined by  reference)  in the Plan.  In  connection  with the  rendering  of this opinion,  the Tax Experts has reviewed the  registration  statement  filed by the Acquiring  Fund on Form N-14 with the Securities and Exchange  Commission  relating to the Transaction (the  "Registration  Statement") and the Plan.
In addition,  the Tax Experts has reviewed and relied upon the  representations  made by Target Fund, and Acquiring
Fund in their respective Representation Letters, dated October 17, 2003 (collectively, the "Representations").

FACTS AND ASSUMPTIONS

         Target  fund,  a  Massachusetts  business  trust,  was  organized  on March 1,  1999.  Acquiring  Fund was organized as a  Massachusetts  business  trust as a successor to a Maryland  corporation  organized on December 22,
1969.  Target  Fund and  Acquiring  Fund are  open-end  management  investment  companies  in  accordance  with the
Investment  Company  Act of 1940  (the  "1940  Act"),  as  amended.  Both  Target  Fund  and  Acquiring  Fund  have individually  qualified and are expected to qualify as regulated  investment  companies ("RICs") within the meaning of Section 851 of the Internal  Revenue  Code of 1986,  as amended (the "Code") for all prior years and the current year.

         Both Target Fund and Acquiring  Fund  currently  maintain five classes of common  shares.  Neither  Target
Fund nor  Acquiring  Fund permits  cumulative  voting.  Class A shares of Target Fund are subject to a 5.75 percent front-end  sales charge and 12b-1  service plan fees equal to 0.25 percent of average  annual net assets of Class A shares.  Class B shares of Target Fund are subject to a maximum  contingent  deferred  sales charge of 5.00 percent as well as an annual  0.75  percent  asset-based  sales  charge.  Class C shares of Target  Fund are  subject  to a maximum  contingent  deferred  sales  charge of 1.00 percent as well as an annual 0.75  percent  asset-based  sales charge.  Class N shares of Target Fund are subject to a maximum  contingent  deferred  sales charge of 1.00 percent as well as an annual  0.25  percent  asset-based  sales  charge.  Finally,  Class Y shares  of Target  Fund are not subject to any sales charges,  and are offered to certain  institutional  investors under a special  agreement with the distributor of the Target Fund's shares.

         Class A shares of Acquiring  Fund are subject to a 5.75 percent  front-end  sales charge and 12b-1 service plan fees equal to 0.25 percent of average  annual net assts of Class A shares.  Class B shares of  Acquiring  Fund are  subject to a maximum  contingent  deferred  sales  charge of 5.00  percent as well as an annual  0.75  percent asset-based  sales charge.  Class C shares of Acquiring  Fund are subject to a maximum  contingent  deferred  sales charge of 1.00  percent as well as an annual 0.75  percent  asst-based  sales  charge.  Class N shares of Acquiring
Fund are subject to a maximum  contingent  deferred  sales charge of 1.00 percent as well as an annual 0.25 percent asset-based sales charge.  Finally,  Class Y shares of Acquiring Fund are not subject to any sales charges, and are offered to certain  institutional  investors under a special agreement with the distributor of the Acquiring Fund's shares.

         For what has been  represented  by  Target  Fund and  Acquiring  Fund to be valid  business  reasons,  the following transaction is proposed:

1.       Target Fund will  transfer  all of its assets to Acquiring  Fund solely in exchange  for voting  shares of
         Acquiring Fund and the assumption by Acquiring Fund of the liabilities of Target Fund;

2.       Target  Fund will  distribute  the  voting  shares of  Acquiring  Fund  received  in the  exchange  to its shareholders in exchange for their shares in Target Fund; and

3.       Target Fund will liquidate and dissolve in accordance  with the laws of  Massachusetts,  and terminate its registration under the 1940 Act.

         Acquiring  Fund  may  sell up to 66  percent  of the  assets  received  in the  Transaction  to  unrelated purchasers and will invest any proceeds of such sales consistent with its investment objectives and policies.

REPRESENTATIONS

         The following representations have been made in connection with the Transaction:

     (a) Each  shareholder  of Target Fund will receive in the  Transaction  solely voting shares of Acquiring Fund in exchange for shares of Target Fund.

     (b) Pursuant to the Transaction,  Target Fund  shareholders  will receive  fractional shares of Acquiring Fund in  exchange  for  their  fractional  shares  of  Target  Fund.  No cash  will be  distributed  in lieu of fractional shares.

     (c) The fair market value of the voting shares of Acquiring  Fund received by each  shareholder of Target Fund will be approximately equal to the fair market value of the shares of Target Fund exchanged therefore.

     (d) Neither  Acquiring Fund (in its capacity as the issuing  corporation  as defined in Section  1.368-1(b) of the Income Tax  Regulations  (the  "Regulations")  nor any person related to Acquiring Fund, as defined in
         Section  1.368-1(e)(3)  of the  Regulations,  has or will have (at the time of the  Transaction) a plan or intention  to  acquire,  during the  five-year  period  beginning  on the date of the  Transaction  and in connection with the Transaction,  Target Fund shares with consideration  other than Acquiring Fund shares, or redeem any of the  Acquiring  Fund shares,  or redeem any of the  Acquiring  Fund shares  issued in the
         Transaction either directly or through any transaction, agreement, or arrangement with any other person.

     (e) During the five-year  period  ending on the date of the  Transaction,  neither  Target Fund nor any person related to Target Fund (as defined in Section  1.368-1(e)(3)  of the  Regulations)  will have  directly or through any transaction,  agreement or arrangement with any other person,  (1) acquired Target Fund shares with  consideration  other  than  solely  voting  shares of  Acquiring  Fund or Target  Fund  (other  than redemptions  of  Target  Fund  shares  made  pursuant  to  Section  22(e) of the 1940 Act that were not in connection  with the  Transaction),  or (2) made  distributions  with respect to Target Fund shares (other than  distributions  made in the  ordinary  course of business  by Target Fund  pursuant to the 1940 Act).
         Therefore,  Target Fund shareholders will not have received  consideration  before the Transaction (either in  redemption  of, or as a  distribution  with  respect to,  Target Fund shares) that would be treated as other property or money received in the  Transaction  for purposes of Section 356 of the Code (or would be so treated if Target Fund  shareholders  had also  received  Acquiring  Fund shares in exchange for Target
         Fund shares).

         (f)  During the five-year  period ending on the date of the  Transaction,  neither  Acquiring Fund nor any person related to Acquiring Fund (as defined in Section  1.368-1(e)(3) of the Regulations)  will have acquired,  directly or through any  transaction,  agreement  or  arrangement  with any other  person,
              Target Fund shares with consideration other than voting shares of Acquiring Fund.

         (g)  Acquiring  Fund does not own,  directly or  indirectly,  nor has it owned during the past five years, directly or indirectly, any stock of Target Fund.

         (h)  There is no plan or  intention by Target Fund  shareholders  who own 5 percent or more of Target Fund stock,  and to the best of the  knowledge  of the  management  of  Target  Fund,  there is no plan or intention  on the part of any  other  shareholders  of Target  Fund to redeem an amount of  Acquiring
              Fund stock received in the  Transaction  that would reduce such Target Fund  shareholders'  ownership of Acquiring Fund to a number of shares having a value,  as of the date of the  Transaction,  of less than 50  percent of the value of all of the  formerly  outstanding  Target  Fund stock as of the same date. For purposes of this  representation,  shares of Target Fund stock  exchanged for cash or other property or  surrendered by dissenters  will be treated as outstanding  Target Fund stock on the date of the  Transaction.  In  addition,  Target  stock and  Acquiring  Fund  stock  held by  Target  Fund shareholders,  and redeemed prior to or subsequent to  Transaction  will be considered in making this representation.

         (i)  The five  classes  of common  shares  issued  by  Acquiring  Fund are  substantially  similar  to the corresponding  five classes of common  shares  issued by Target Fund.  Target Fund will exchange each share of Target Fund for a share of the corresponding class of shares of Acquiring Fund.

         (j)  Acquiring  Fund will  acquire at least 90 percent of the fair  market  value of the net assets and at least 70 percent of the fair market value of the gross assets held by Target Fund  immediately  prior to the  Transaction.  For  purposes of this  representation,  amounts  used by Target Fund to pay its
              Transaction  expenses  will be  included  as  assets of Target  Fund  held  immediately  prior to the
              Transaction.

         (k)  Target Fund will  distribute  the voting shares of Acquiring  Fund it receives in the  Transaction in pursuance of the Plan.

         (l)  Immediately after the Transaction,  the former  shareholders of Target Fund will not be in control of
              Acquiring fund within the meaning of Section 368(a)(2)(H) of the Code.

         (m)  After the  Transaction,  Acquiring  Fund will use the assets  acquired  from the  Target  Fund in its business  and has no plan or  intention  to sell or  otherwise  dispose  of any of the  assets of the
              Target Fund  acquired in the  Transaction,  except for  dispositions  made in the ordinary  course of business,  or transfers  described in Section  368(a)(2)(C) of the Code. In addition,  Acquiring Fund may sell up to 66 percent of the assets  acquired from Target Fund in the  Transaction.  Any proceeds will be invested in accordance with Acquiring Fund's investment objectives.

         (n)  Following the  Transaction,  Acquiring Fund will continue the  historical  business of Target Fund or use a significant portion of the Target Fund's historical business assets in a business.

         (o)  Acquiring  Fund will assume all of Target Fund's  liabilities  identified on Target Fund's  Statement of Net  Assets as of the  Closing  Date,  and such  liabilities  were or will have been  incurred  by
              Target Fund in the ordinary  course of  business.  No other  person  related to  Acquiring  Fund will assume any Target Fund liability in the Transaction.

         (p)  The  liabilities  of Target Fund to be assumed by  Acquiring  Fund and the  liabilities  to which the transferred  assets of the  Target  Fund will be subject  will have  incurred  by Target  Fund in the ordinary course of its business.

         (q)  Target Fund and Target Fund shareholders,  respectively,  will pay all of their own expenses relating to  the  Transaction  whether  or  not  those  expenses  are  solely  and  directly  related  to  the
              Transaction,  and  whether  or not the  Transaction  is  consummated.  Acquiring  Fund  will  pay its expenses  that are  solely  and  directly  related  to the  Transaction,  if any,  whether or not the
              Transaction is consummated.  Neither  Acquiring Fund nor Acquiring Fund  shareholders will pay any of the expenses of either Target Fund or of Target Fund shareholders.

         (r)  There  will  be no  intercorporate  indebtedness  existing  at the  time of the  Transaction  between
              Acquiring Fund and Target Fund that will have been issued, acquired , or settled at a discount.

              (s) The fair market value of the assets of Target Fund  transferred  to Acquiring  Fund will equal or exceed the sum of the liabilities  assumed by Acquiring Fund plus the amount of liabilities,  if any, to which the transferred assets are subject.

         (t)  Acquiring  Fund  and  Target  Fund  have  each  qualified,  and  will  qualify  at  the  time  of the
              Transaction,  as a regulated  investment  company within the meaning of Section  368(a)(2)(F) and 851 of the Code. After the Transaction, Acquiring Fund intends to continue to so qualify.

         (u)  Neither  Acquiring  Fund nor Target Fund will have  acquired  any options,  warrants,  or rights with respect to Target Fund shares pursuant to the Transaction.

(v)      Target is not and will not be under the  jurisdiction  of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (w)  Target  Fund will have at the time of the  Transaction  no options,  warrants  or rights  outstanding with  respect to its shares.  Target Fund will not have  redeemed any  options,  warrants,  or rights with respect to its shares pursuant to the Transaction.

         (x)  Target  Fund has not filed an  election  pursuant  to Notice  88-19,  1988-1  C.B.  486,  or  Section
              1.337(d)-5T of the Temporary Income Tax  Regulations,  to be subject to rules similar to the rules of
              Section 1374 of the Code with respect to any net built-in  gain on any assets  acquired  from another corporation.

SCOPE OF OPINIONS

         The opinions  expressed  herein are rendered only with respect to the specific matters  discussed  herein.
We express no opinion  with respect to any other  federal or state  income tax or legal  aspect of the  Transaction and no inference should be drawn with respect to any matter not expressly opined upon.

         Our opinions are based upon the FACTS AND ASSUMPTIONS and  REPRESENTATIONS  set forth above. If any of the above-stated facts,  assumptions,  or Representations are not entirely complete or accurate,  it is imperative that we be informed  immediately,  as the inaccuracy or incompleteness  could have a material effect on our conclusions.
In rendering our opinions,  we are relying upon the relevant  provisions of the Code, the  regulations  thereunder, and judicial and  administrative  interpretations  thereof,  all as of the date of this  letter.  However,  all the
foregoing   authorities   are  subject  to  change  or   modification   by  subsequent   legislative,   regulatory,
administrative,  or judicial  decisions  that can be retroactive  in effect and,  therefore,  could also affect our opinions.  We assume no  responsibility  to update our opinions for any such change or  modification.  The opinions contained herein are not binding upon the Internal  Revenue  Service,  any other tax authority or any court, and no assurance can be given that a position  contrary to that  expressed  herein will not be asserted by a tax authority and ultimately sustained by a court.

         To the best of our knowledge  (including  such due diligence as we have  performed),  our opinions are not based on  unreasonable  factual or legal  assumptions  (including  assumptions as to future events) and we have not unreasonably relied on the REPRESENTATIONS, statements, finding, or agreements of any person.

         In connection with the rendering of these opinions we have reviewed the Registration  Statement  including the Plan.  We have not made any  independent  investigation  of the FACTS AND  ASSUMPTIONS  or the  REPRESENTATIONS
involved in the Transaction  discussed  herein. We have not examined any agreement to determine whether it complies with applicable  federal,  state, or local law. We have assumed that all actions required to effect the Transaction have been, are, and will be effectuated in accordance with applicable  federal,  state, and local law and the terms of any relevant agreements.

         The opinions  expressed  herein are for the exclusive  benefit of Target Fund,  Acquiring  Fund, and their respective  shareholders and may not be relied upon for any other purpose,  or used,  circulated,  quoted or relied upon by any other person or entity without our prior written consent.

OPINIONS

         Based  upon the FACTS  AND  ASSUMPTIONS  and  REPRESENTATIONS  as set  forth  above,  and  subject  to the conditions and limitations  included in the portion of this letter entitled SCOPE OF OPINION,  it is the opinion of the Tax Experts that the following federal income tax consequences will result from the Transaction:

1.       The acquisition by Acquiring Fund of  substantially  all of the assets of Target Fund,  solely in exchange for  the  exchange  for  the  voting  shares  of  Acquiring  Fund  and the  assumption  of the  identified liabilities of Target Fund by Acquiring  Fund,  followed by the  distribution by Target Fund of the shares of  Acquiring  Fund in complete  liquidation  to the  shareholders  of Target  Fund in exchange  for their
         Target Fund shares,  will  constitute  reorganization  within the meaning of Section  368(a)(1)(C)  of the
         Code.  Target Fund and  Acquiring  Fund will each be a "party to a  reorganization"  within the meaning of
         Section 368(b) of the Code.

2.       Target Fund's  shareholders  will not  recognize  gain or loss on their receipt of solely voting shares of
         Acquiring  Fund in  exchange  for the  voting  shares  of  Target  Fund  pursuant  to the  Transaction  in accordance with Section 354(a)(1) of the Code.

3.       Target  Fund will not  recognize  gain or loss on the  transfer  of all of its  assets to  Acquiring  Fund solely in exchange for voting  shares of Acquiring  Fund and the  Assumption  by Acquiring  Fund of Target
         Fund liabilities pursuant to the Transaction in accordance with Sections 361(a) and 357(a) of the Code.

4.       Target Fund will not recognize  gain or loss on its  distribution  of voting  shares of Acquiring  Fund to its  shareholders  pursuant to the  liquidation  of Target Fund in accordance  with Section  361(c) of the
         Code.

5.       Acquiring  Fund will not  recognize  gain or loss on its  acquisition  of all of the assets of Target Fund solely in exchange for voting  shares of Acquiring  Fund and the  assumption  by Acquiring  Fund of Target
         Fund's liabilities in accordance with Section 1032 (a) of the Code.

6.       The basis of the voting shares of Acquiring  Fund received by Target Fund's  shareholders  pursuant to the
         Transaction  will equal the basis of the voting shares of Target Fund  surrendered  in exchange  therefore in accordance with Section 358(a)(1) of the Code.

7.       The holding period of the voting shares of Acquiring Fund received by a Target Fund  shareholder  pursuant to the  Transaction  will include the period that the  shareholder  held the voting  shares of Target Fund exchanged  therefore,  provided  that the  shareholder  held such shares as a capital asset on the date of the Transaction in accordance with Section 1223(1) of the Code.

8.       Acquiring  Fund's  basis in the assets of Target  Fund  received  pursuant to the  Transaction  will equal
         Target Fund's basis in the assets  immediately  before the  Transaction in accordance  with Section 362(b)
         of the Code.

9.       Acquiring  Fund's holding period in Target Fund assets received  pursuant to the Transaction  will include the period during which Target Fund held the assets in accordance with Section 1223(2) of the Code.

10.      Acquiring  Fund will  succeed  to and take into  account  the items of Target  Fund  described  in Section
         381(c) of the Code,  including  the earnings and  profits,  or deficit in earnings and profits,  of Target
         Fund as of the date of the  Transaction.  Acquiring Fund will take these items into account subject to the conditions  and  limitations  specified  in  Sections  381,  382,  383 and 384 of the Code and  applicable
         Regulations thereunder.

Very truly yours

                                                                                                         EXHIBIT 14

                                           Independent Auditors' Consent

The Board of Trustees
Oppenheimer Global Fund and
Oppenheimer Europe Fund:

We consent to the use of or incorporation by reference in this  Registration  Statement of Oppenheimer  Global Fund on Form N-14 of our reports dated  September  23, 2002 and October 21, 2002  relating to the  financial  statements and financial  highlights  appearing in the August 31, 2002 Annual Report to the Shareholder of Oppenheimer  Europe
Fund and in the September 30, 2002 Annual Report to the Shareholder of Oppenheimer Global Fund, respectively.

We  also  consent  to the  reference  to our  firm  under  the  heading  "What  are  the  Tax  Consequences  of the
Reorganization"  in the combined  Prospectus and Proxy  Statement  which is part of the  Registration  Statement of
Oppenheimer Global Fund on Form N-14.

                                                     /s/ KPMG LLP
                                                     -------------------------
                                                     KPMG LLP

Denver, Colorado
June 2, 2003